Calculation of Filing Fee Tables
S-3
Moleculin Biotech, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share, underlying warrants	Other	2,610,823	$ 4.00	$ 10,443,292.00	0.0001381	$ 1,442.22
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 10,443,292.00		$ 1,442.22
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 1,442.22
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder for the selling stockholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions. (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant's common stock as reported on the Nasdaq Capital Market on December 17, 2025. (3) Consists of up to 2,610,823 shares of common stock issuable upon the exercise of warrants held by the selling stockholders named in the prospectus.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Moleculin Biotech, Inc.	S-1	333-283820	12/13/2024		$ 1,442.22	Equity	Common Stock	0	$ 24,500,000.00
Fee Offset Sources		Moleculin Biotech, Inc.	S-1	333-283820		12/13/2024						$ 3,750.95
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant paid a registration fee of $3,750.95 in connection with the registration of securities pursuant to a registration statement on Form S-1 (File No. 333-283820), which was initially filed with the SEC on December 13, 2025 (the "Prior Registration Statement"). The Prior Registration Statement was not declared effective by the SEC, and no securities were issued or sold thereunder. The Prior Registration Statement was withdrawn by filing a Form RW on February 24, 2025. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $1,442.22 of the $3,750.95.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A